POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Value Growth Portfolio and Blue Chip Portfolio, each a portfolio of EquiTrust Series Fund, Inc. into Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		April 14, 2011
John F. Donahue	Trustee

/S/ J. Christopher Donahue		April 14, 2011
J. Christopher Donahue	President and Trustee (Principal Executive Officer)

/S/ Richard A. Novak		April 14, 2011
Richard A. Novak	Treasurer (Principal Financial Officer)

/S/ Nicholas P. Constantakis		April 14, 2011
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		April 14, 2011
John F. Cunningham	Trustee

/S/ Maureen Lally-Green		April 14, 2011
Maureen Lally-Green	Trustee

/S/ Peter E. Madden		April 14, 2011
Peter E. Madden	Trustee

Merger of EquiTrust Series Fund Value Growth Portfolio and EquiTrust Series Fund Blue Chip Portfolio into

Federated Capital Appreciation Fund

/S/ Charles F. Mansfield, Jr.		April 14, 2011
Charles F. Mansfield, Jr.	Trustee

/S/ R. James Nicholson		April 14, 2011
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		April 14, 2011
Thomas M. O’Neill	Trustee

/S/ John S. Walsh		April 14, 2011
John S. Walsh	Trustee

/S/ James F. Will		April 14, 2011
James F. Will	Trustee